Project Order #1

Statement of Work #1.25

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

October 1, 2010

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	5
4	Expectations from Client	5
5	Intellectual Property	6
6	Change Management	6
7	Plan and Schedule	6
8	Pricing	7
9	Terms and Conditions	7
10	Support Files	7

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Actual tasks fulfilled in September 2010:

MyHealthTrends for Weight Control and MyHealthTrends for Pain (98%)
Quality Assurance efforts
Following releases have been tested:
MyHealthTrends for Pain QA
None
MyHealthTrends for Weight Control QA Environment
Server S/W:
versions 1.4.0.4 through 1.4.0.9
CRA S/W:
1.4.0.3;

Maintenance the current SW in Production
Release Web1.4.0.9/CRA1.4.03 has been moved in production at September 30, 2010.

HHC v3.1 Battery Tests
The electronic widget to test the lifetime of batteries has been designed and assembled and two devices of model HHC 3.1 brought into testing. Test conditions: number of clicks per day 200; battery model Sanyo CR2450.

SW Development Activities: Scope 13 “Merge Patient & Practitioner SW Phase 1”
Following releases has been built and their bugs were fixed.

September 3, 2010 Web - 1.4.0.4
1) Bugs fixed

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

4419 Link "Add Patient Account to Your Census" is not disabled when device unplugged
4423 Process of upgrading the version of CRA is not smooth for users and even not works
4426 Errors while creating new Patient account
4427 Issue with trademark sign and correct CRA title
4429 The device actions links should keep their state
4437 Close a product session when portal user logs out
4439 Uploading a huge batch of events to server failed
4443 IK Cumulative issues Aug 31, 2010
4444 ED Cumulative Issues Aug 31, 2010
4459 Incorrect welcome message for practitioner
4462 Census Management panel is showed in Practitioner profile

September 13, 2010 Web - 1.4.0.5, CRA - 1.4.0.3
1) Bugs fixed
4427 Issue with trademark sign and correct CRA title
4434 Incorrect data appear after Practitioner sign out
4438 Links at "My Device" page are available when CRA is not running
4465 Message about other gateway running after upgrading CRA
4467 "Limit Dates for" drop-down overlaps with privacy text
4468 mhtgateway.exe crashes on resuming the Windows
4470 "Limit Dates for" select box does not work as expected
4502 Not installed or disabled Java Plug-in cause the product be non-operational

September 15, 2010 Web - 1.4.0.6
1) Bugs re-fixed
4470 "Limit Dates for" selectbox does not work as expected
4502 Not installed or disabled Java Plug-in cause the product be non-operational

September 22, 2010 Web - 1.4.0.7
1) Bugs fixed
4519 Creating a Patient account by Practitioner does not work as expected

September 24, 2010 Web - 1.4.0.8
1) Bugs fixed
4520 Include the mouse-over help for the controls. Automated but help system is not applied
4521 Patient Pages Updates
4522 Practitioner Pages Updates

September 28, 2010 Web - 1.4.0.9
1) Bugs fixed
Cosmetic changes for Bz#4521 and Bz#4522

ITOPS efforts [SEC]
IT maintenance for PROD and QA environments has been performed.

Baeta Marketing Pages Repository (1%)
ITOPS efforts
IT maintenance for PROD and QA environments has been performed.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

MyHealthID (1%)
ITOPS efforts
IT maintenance for PROD and QA environments is performed.

Tasks planned to be performed in October 2010
ITOPS maintenance
Perform IT maintenance for products “MHT for Pain”, “MHT for Weight Control”, “MyHealthID”, “Baeta Marketing Pages Repository”, hosted in QA and PROD environment.

“MyHealthTrends for Weight Control” and “MyHealthTrends for Pain”

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

/s/ LEONID PUSHKANTSER		/s/ ALEXANDER GAK, MD

By:	/s/	By:	/s/
Baeta Corp.		Extranome, Inc

Len Pushkanster		Alexander Gak

Baeta Corp.		Extranome, Inc.
1 Bridge Plaza Suite 275		253 Warren Av
Fort Lee, NJ 07024		Fort Lee, NJ 07024
Phone: 201.471.0988		Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential